                                                                   EXHIBIT 5





                                 July 1, 1996




Rexworks Inc.
445 West Oklahoma Avenue
Milwaukee, WI 53207

Gentlemen:

     We are providing this opinion in connection with the Registration Statement of Rexworks Inc., a Delaware corporation (the "Company"), on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed issuance by the Company of up to 10,000 shares of Company common stock, $.12 par value per share (the "Shares"), pursuant to the provisions of the Rexworks Inc. 1996 Outside Directors Fee Plan (the "Plan").

     We have examined (i) the Registration Statement, (ii) the Company's Amended and Restated Certificate of Incorporation and By-Laws, as amended to date, (iii) the Plan, (iv) the corporate proceedings relating to the adoption of the Plan, the issuance of the Shares and the organization of the Company, and (v) such other documents and records as we have deemed necessary in order to render this opinion. In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

     Based upon the foregoing, it is our opinion that:

      1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

      2. The Shares, when issued as and for the consideration contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable by the Company.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of

Rexworks Inc.
July 1, 1996
Page 2

Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.

                                        Yours very truly,

                                        REINHART, BOERNER, VAN DEUREN,
                                        NORRIS & RIESELBACH, s.c.


                                        BY   /s/ James M. Bedore

                                             James M. Bedore